                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                         SPECIAL DEVICES, INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                          SPECIAL DEVICES, INCORPORATED
                        16830 WEST PLACERITA CANYON ROAD
                            NEWHALL, CALIFORNIA 91321

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 25, 1998

                                   ----------

To The Stockholders of
Special Devices, Incorporated:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Special Devices, Incorporated, a Delaware corporation (the "Company"), will be held at the Hampton Inn, 25259 North The Old Road, Valencia, California, on Wednesday, March 25, 1998, at 10:00 A.M., local time, for the purpose of considering and acting upon the following:

        1. The election of two directors, to hold office until the 2001 Annual Meeting of Stockholders and thereafter until their successors are elected and qualified; and

        2. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

        Only stockholders of record at the close of business on February 4, 1998 will be entitled to notice of and to vote at the meeting and any adjournments thereof.


                                            By Order of the Board of Directors,


                                            /s/ THOMAS F. TREINEN
                                            THOMAS F. TREINEN
                                            Chairman of the Board
Dated:  February 26, 1998


        PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                          SPECIAL DEVICES, INCORPORATED
                        16830 WEST PLACERITA CANYON ROAD
                            NEWHALL, CALIFORNIA 91321

                                -----------------

                                 PROXY STATEMENT
                  ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                                 MARCH 25, 1998

                                -----------------


        This Proxy Statement is being mailed on or about February 26, 1998 to stockholders of Special Devices, Incorporated (the "Company") in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders to be held on March 25, 1998, or any adjournment or adjournments thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders.

        When a proxy in the form enclosed with this Proxy Statement is returned properly executed, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions indicated thereon or, if no direction is indicated, the shares will be voted in accordance with the recommendations of the Board of Directors and in the discretion of the Proxies. A stockholder who executes and returns the enclosed proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Chairman of the Board of the Company, at the address of the Company, or by revoking it in person at the Annual Meeting. Attendance at the Annual Meeting by a stockholder who has executed and returned the enclosed proxy does not alone revoke the proxy.

        The costs of preparing and mailing this Notice and Proxy Statement and the enclosed form of proxy will be paid by the Company. In addition to soliciting proxies by mail, officers and regular employees of the Company may, at the Company's expense, solicit proxies in person and by telephone or telegraph. The Company has retained ChaseMellon Shareholder Services to assist in the solicitation of proxies. The Company will pay reasonable out-of-pocket expenses incurred by them. The Company will pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for forwarding solicitation material to principals and for obtaining their instructions.

                                VOTING SECURITIES

        As of the close of business on February 4, 1998, 7,788,667 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), were outstanding and held of record by approximately 144 stockholders, each of which shares is entitled to one vote at the Annual Meeting. The Company has no other class of voting securities outstanding.

        A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the meeting. In all matters other than the election of directors, the affirmative vote of a majority of shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the stockholders. Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote on the election of directors. Abstentions will be treated as the equivalent of a negative vote for the purpose of determining whether a proposal has been adopted and will have no effect for the purpose of determining whether a director has been elected. As to certain matters other than the election of directors, New York Stock Exchange and American Stock Exchange rules generally require when shares are registered in street or nominee name that their member brokers receive specific instructions from the beneficial owners in order to vote on such a proposal. If a member broker indicates on the proxy that such broker does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.


                                     ITEM 1
                              ELECTION OF DIRECTORS

        The Company's Certificate of Incorporation provides for a three-tiered classified Board of Directors with staggered terms of office. The Board of Directors consists of three classes, designated as Class I, Class II and Class
III. Pursuant to the Certificate of Incorporation, the term of Class I directors expires at the 1998 Annual Meeting, the term of Class II directors expires at the 1999 Annual Meeting, and the term of Class III directors expires at the 2000 Annual Meeting. At each Annual Meeting, only one class of directors will be elected, and each class of directors will serve a three-year term and until their successors are elected and qualified.


                         INFORMATION CONCERNING NOMINEES

        The nominees for election as Class I directors are set forth below along with certain information regarding the nominees. Unless marked to the contrary, proxies received will be voted for the election of J. Nelson Hoffman, Robert S. Ritchie and Jack B. Watson, each of whom currently serves as a Director of the Company, to serve until the 2001 Annual Meeting and until his successor is elected and qualified. If for any reason any nominee should not be available for election or be unable to serve as a Director, the accompanying proxy will be voted for the election of such other person, if any, as the Board of Directors may designate. The Board has no reason to believe that any nominee will be unavailable for election or unable to serve.

                                  1998 NOMINEES

                                                                        YEAR
                                                                      COMMENCED       OTHER
                                                                    SERVING AS A    CORPORATE
               NAME AND PRINCIPAL OCCUPATION                  AGE     DIRECTOR     DIRECTORSHIPS
-----------------------------------------------------------   ---   ------------   -------------
J. Nelson Hoffman(1)                                          64        1991           None
   Mr.  Hoffman has been a Director  of the  Company  since
   May 1991. Mr.  Hoffman was Chairman and Chief  Executive
   Officer   of   Brice    Manufacturing    Co.,   Pacoima,
   California,   a  manufacturer  of  commercial   aircraft
   interior  spare  parts,  until the  company  was sold in
   December  1994.  Mr.  Hoffman  holds a degree in optical
   physics  and had been  employed  by Brice  Manufacturing
   Co. since 1979.

Robert S. Ritchie                                             55        1994           None
   Mr.  Ritchie has been  employed by the Company since May
   1990,  a  Vice  President   since  October  1991  and  a
   Director since September 1994. From 1985 to 1990, Mr.
   Ritchie   was   an   independent   business   management
   consultant    servicing    aerospace   and    commercial
   companies.  Mr.  Ritchie  holds a degree  in  mechanical
   engineering and an MBA.

Jack B. Watson                                                62        1991          Watson
   Mr.  Watson has been a  Director  of the  Company  since                        Helicopters
   April  1991.  Mr.  Watson  served  as  President  of the                            Inc.
   Automotive  Products  Division from 1987 to January 1992
   when he resigned to  concentrate  on specific  projects.
   Mr.  Watson served as Vice  President of the  Automotive
   Products  Division  from January  1997 through  December
   1997.  From 1982 to the  present,  Mr.  Watson  has been
   President of Watson  Helicopters Inc. (a company engaged
   in  helicopter   flight   training,   charter   service,
   maintenance   and  helicopter   sales).   Prior  to  his
   re-employment  by  the  Company  in  January  1997,  Mr.
   Watson  provided  consulting  services  to  the  Company
   regarding  pyrotechnic  devices.  Mr.  Watson will again
   serve as a  consultant  to the Company from January 1998
   through   December   1999.   Mr.  Watson  was  initially
   employed  by the  Company  from 1967 to 1981.  He served
   as Vice President from 1970 to 1975 and as  Co-President
   with Mr.  Treinen  from 1974 to 1981.  Mr.  Watson holds
   degrees in aerodynamics.

--------------

(1)  Member of the Audit Committee and Compensation Committee.

        The proposed nominees are not related by blood or marriage to any executive officer of the Company.

        THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

                        INFORMATION CONCERNING DIRECTORS

        Set forth below are the Class II and Class III directors whose terms do not expire this year, along with certain information regarding these directors.

                                                                        YEAR
                                                                      COMMENCED        OTHER
                                                                    SERVING AS A     CORPORATE
               NAME AND PRINCIPAL OCCUPATION                  AGE     DIRECTOR     DIRECTORSHIPS
-----------------------------------------------------------   ---   ------------   -------------
Thomas F. Treinen                                             60        1976            None
   Mr.  Treinen has served as Chairman,  President and as a
   Director  of the Company  since 1976.  From 1965 to 1976
   Mr.  Treinen held various  positions  including  project
   engineer  and  Vice  President.  From  1961 to 1965  Mr.
   Treinen  was  a  project  engineer  at  Aerojet  General
   Corporation.  Mr.  Treinen  holds a degree in mechanical
   engineering. (Class III)

Samuel Levin                                                  68        1994            None
   Mr. Levin has been  President of Scot,  Incorporated  (a
   wholly-owned  subsidiary  of the Company) and a Director
   since  September  1994.  Prior to that time,  Mr.  Levin
   spent   18  years  in   various   executive   capacities
   (including  as  President  beginning in 1992) with Scot,
   Inc.,  which  sold  substantially  all of its  assets to
   Scot,  Incorporated,  a subsidiary  of the  Company,  in
   September  1994.  Mr. Levin holds a degree in mechanical
   engineering. (Class III)

Donald A. Bendix(1)                                           61        1991           Sierra
   Mr.  Bendix has been a Director of the Company since May                           Concepts
   1991.  Mr.  Bendix  is  the  Chief  Financial   Officer,                         Corporation
   Secretary and Treasurer of Sierra  Concepts  Corporation                             and
   and its major operating  subsidiary,  Ellison  Machinery                         Subsidiaries
   Company, Santa Fe Springs,  California, a distributor of
   high technology  machinery  equipment and machine tools.
   Mr.  Bendix  holds a degree  in  marketing  and has been
   employed by Ellison Machinery since 1968. (Class II)

John M. Cuthbert                                              55        1991            None
   Mr.  Cuthbert  has been a Director of the Company  since
   June 1991 and has served as President of the  Automotive
   Products Division since January 1992. From December 1989
   to January 1992, he served as a Vice  President  of  the
   Automotive Products Division.  From  1977  to  1984,  Mr.
   Cuthbert  was  Director  of  Engineering  at  OEA,   Inc.
   (aerospace  and  automotive  products)  and   was   Vice
   President of Engineering  for  OEA  from  1984  to  1989.
   Mr. Cuthbert holds a degree  in  mechanical  engineering.
   (Class II)

--------------

(1)  Member of the Audit Committee and Compensation Committee.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

        The Board of Directors has a standing Audit Committee and a standing Compensation Committee, but does not have a standing nominating committee.

        The members of the Audit Committee, which held one meeting during fiscal year 1997, are Messrs. Bendix and Hoffman. Its functions include recommending to the Board of Directors the selection of the Company's independent public accountants and reviewing with such accountants the plan and results of their audit and the adequacy of the Company's systems of internal accounting controls. In addition, the Audit Committee reviews the independence of the independent public accountants and reviews the fees for audit and non-audit services rendered to the Company by its independent public accountants.

        The members of the Compensation Committee, which held three meetings during fiscal year 1997, are Messrs. Bendix and Hoffman. Its functions include recommending to the Board of Directors the compensation and benefits for senior management, including the grant of stock options.

        During fiscal year 1997, the Board of Directors met three times. No director attended less than 75% of the meetings of the Board and the committees of the Board on which he served.

COMPENSATION OF DIRECTORS

        Directors who are not officers or consultants to the Company receive an annual fee of $2,500 plus $250 for each Board of Directors or committee meeting attended. All directors are eligible for reimbursement for their expenses in connection with their attendance at such meetings. Directors who are not employees of the Company and who serve on the Company's Compensation Committee or the committee appointed by the Board of Directors to administer the Company's Amended and Restated 1991 Stock Incentive Plan (the "Plan") automatically receive options on a bi-annual basis (on every other August 15th) to acquire 10,000 shares of the Company's Common Stock at an exercise price per share equal to the fair market value of the Company's Common Stock on the date of grant. Pursuant to the Plan, on August 15, 1996, Messrs. Bendix and Hoffman were each granted options to purchase 10,000 shares of the Company's Common Stock at an exercise price of $17.00 per share (the closing price of the Common Stock on the Nasdaq National Market on such date). Such options have a term of ten years and vest ratably over a three-year period, with the first third having vested on August 15, 1997 and the second third vesting on August 15, 1998.

                      OWNERSHIP OF THE COMPANY'S SECURITIES


PRINCIPAL STOCKHOLDERS

        The following table sets forth as of February 4, 1998, the record date for the Annual Meeting, the stockholders known to management to be the beneficial owners of more than five percent of the Company's Common Stock:


        NAME AND ADDRESS                NUMBER OF SHARES                 PERCENT OF
       OF BENEFICIAL OWNER            BENEFICIALLY OWNED(1)          CLASS OUTSTANDING
----------------------------------    ---------------------          -----------------
 Walter Neubauer
     Ordnance Products, Inc.              1,457,750(2)                     18.7%
     21200 S. Figueroa Street
     Carson, CA  90745

Thomas F. Treinen                         1,325,000(3)                     17.0%
     Special Devices, Incorporated
     16830 W. Placerita Canyon Road
     Newhall, CA  91321

Conner Clark & Company, Ltd.              1,105,600(4)                     14.2%
     40 King Street
     Suite 5110, Box 125
     Toronto, Ontario M5H 3Y2

Mt. Everest Fund, L.P.                     754,000(5)                        9.7%
     600 Atlantic Avenue, Suite 2800
     Boston, MA  02110

--------------

(1) Based on 7,788,667 shares of the Company's Common Stock outstanding on February 4, 1998. Except as indicated otherwise in the following notes, shares shown as beneficially owned are those as to which the named persons possess sole voting and investment power. However, under California law, personal property owned by a married person may be community property that either spouse may manage and control. The Company has no information as to whether any shares shown in this table are subject to California community property law.

(2) Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 1997. The Neubauer Family Trust dated March 7, 1985 owns 339,373 of such shares and the Neubauer Family Trust dated May 19, 1993 owns 906,750 of such shares. Under both of these trusts, Mr. Neubauer is the sole trustee and has sole voting and investment power over such shares. The remaining 211,627 of such shares are owned by the Neubauer Trust dated December 3, 1992, under which George Ota is the sole trustee and has sole voting and investment power over such shares.

(3) All of such shares are owned by the Treinen Family Trust dated December 2, 1981, as restated on November 3, 1986, under which Mr. Treinen is the sole trustee and has sole voting and investment power.

(4) Based on information contained in an Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on February 13, 1997.

(5) Based on information contained in an Amendment No. 2 to Schedule 13G filed with the Securities and Exchange Commission on February 11, 1998.

OWNERSHIP BY MANAGEMENT

        The following table sets forth as of February 4, 1998, the record date for the Annual Meeting, the number of shares of Common Stock of the Company and the percent of Common Stock owned beneficially by each Director and Named Officer (as defined below) of the Company, and by all Directors and executive officers of the Company as a group.

                                                  NUMBER OF SHARES          PERCENT OF
                                                   AND NATURE OF              CLASS
                   NAME                       BENEFICIAL OWNERSHIP(1)      OUTSTANDING
------------------------------------------    -----------------------      -----------
Thomas F. Treinen.........................         1,325,000(2)               17.0%
John M. Cuthbert..........................            39,100(3)(4)             *
Robert S. Ritchie.........................             7,200(4)                *
Samuel Levin..............................             6,000(4)(5)             *
Donald A. Bendix..........................            12,800(4)                *
J. Nelson Hoffman.........................            12,800(4)(6)             *
Jack B. Watson............................            66,900(4)                *
John T. Vinke.............................            19,700(4)                *
All directors and executive officers
    as a group (eight persons)(4).........          1,489,500                 18.8%

--------------
*  Indicates ownership of less than one percent of outstanding shares.

(l) Based on 7,788,667 shares of the Company's Common Stock outstanding on February 4, 1998. Except as indicated otherwise in the following notes, shares shown as beneficially owned are those as to which the named persons possess sole voting and investing power. However, under California law, personal property owned by a married person may be community property which either spouse may manage and control, and the Company has no information as to whether any shares shown in this table are subject to California community property law.

(2) All of such shares are owned by the Treinen Family Trust dated December 2, 1981, as restated on November 3, 1986, under which Mr. Treinen is the sole trustee and has sole voting and investment power.

(3) All of such shares are owned by the Cuthbert Family Trust dated June 9, 1993, under which Mr. Cuthbert is co-trustee with his wife. Mr. and Mrs. Cuthbert, as co-trustees, have shared voting and investment power with respect to such shares.

(4) Includes stock options currently exercisable or exercisable within 60 days of 600, 7,200, 4,000, 12,800, 9,467, 58,800 and 19,700 for Messrs. Cuthbert,
    Ritchie, Levin, Bendix, Hoffman, Watson and Vinke, respectively.

(5) All of the shares are held by The Samuel Levin Trust dated July 18, 1994, under which Mr. Levin is sole trustee and has sole voting and investment power with respect to such shares.

(6) All of the shares are held by The Hoffman Family Trust dated September 30, 1991, under which Mr. Hoffman is co-trustee with his wife. Mr. and Mrs. Hoffman, as co-trustees, have shared voting and investment power with respect to such shares.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and Directors and persons who own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC"). Executive officers, Directors and ten percent stockholders are required by the SEC to furnish the Company with copies of all Forms 3, 4 and 5 they file.

        Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file a Form 5 for specified fiscal years, the Company believes that all of its executive officers, Directors and greater than ten percent beneficial owners complied with all the filing requirements applicable to them with respect to transactions during fiscal year 1997.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        As discussed above, the Compensation Committee of the Board of Directors is composed of two members, Messrs. Bendix and Hoffman, neither of whom is or has been an employee or officer of the Company. No executive officer of the Company has served as a member of the board of directors or compensation committee of any company in which Messrs. Bendix or Hoffman is an executive officer.

                               EXECUTIVE OFFICERS

        The following table sets forth the current executive officers of the
Company:


                            NAME                                 CAPACITIES IN WHICH SERVED      AGE
-------------------------------------------------------------    --------------------------     ---
Thomas F. Treinen                                                Chairman and President         60
   Mr.  Treinen has served as  Chairman,  President  and as a
   Director  of the  Company  since  1976.  From 1965 to 1976
   Mr.  Treinen  held  various  positions  including  project engineer  and  Vice  President.  From  1961  to  1965  Mr.
   Treinen  was  a  project   engineer  at  Aerojet   General
   Corporation.  Mr.  Treinen  holds a degree  in  mechanical engineering.


John M. Cuthbert                                                 President, Automotive          55
    Mr. Cuthbert has been a Director of the Company since June     Products Division
    1991  and  has  served  as  President  of  the  Automotive
    Products  Division since January 1992.  From December 1989 to  January  1992,  he served as a Vice  President  of the
    Automotive  Products  Division.  From 1977 to 1984, he was
    Director  of  Engineering  at  OEA,  Inc.  (aerospace  and automotive products) and was Vice President of Engineering for OEA from 1984 to 1989. Mr.  Cuthbert holds a degree in mechanical engineering.


Samuel Levin                                                     President, Scot, Incorporated  68
    Mr.  Levin has been  President  of Scot,  Incorporated  (a wholly-owned  subsidiary  of the  Company)  and a Director since September 1994.  Prior to that time, Mr. Levin spent
    18 years in various  executive  capacities  (including  as
    President  beginning in 1992) with Scot,  Inc., which sold substantially all of its assets to Scot,  Incorporated,  a subsidiary of the Company,  in September  1994.  Mr. Levin holds a degree in mechanical engineering.


Robert S. Ritchie                                                Vice President, Aerospace      56
    Mr.  Ritchie has been  employed  by the Company  since May       Division
    1990 and a Vice  President  since October 1991.  From 1985
    to  1990,  Mr.   Ritchie  was  an   independent   business
    management  consultant  servicing aerospace and commercial companies.  Mr.  Ritchie  holds  a  degree  in  mechanical engineering and an MBA.



                            NAME                                 CAPACITIES IN WHICH SERVED      AGE
-------------------------------------------------------------    --------------------------      ---
John T. Vinke                                                    Vice President, Finance and     53
   Mr.  Vinke has been  employed by the  Company  since April      Chief FInancial Officer
   1994.  From  January 1990  through  March 1994,  Mr. Vinke served as Vice  President  of Finance and Chief  Financial
   Officer  of  Chalco  Industries,   Inc.,  a  publicly-held
   aerospace  manufacturing company that filed a petition for protection  under the federal  bankruptcy laws in December
   1993.  For the six years prior to January 1990,  Mr. Vinke was an independent  consultant  and advised  aerospace and other  commercial  companies  on the design of  management
   information   systems,   mergers  and  acquisitions,   and
   capital   financing.   Mr. Vinke  is  a  Certified  Public
   Accountant.

                   EXECUTIVE COMPENSATION AND RELATED MATTERS

COMPENSATION

        Set forth below is information concerning the annual and long-term compensation for services in all capacities to the Company for the three fiscal years ended October 31, 1997, of those persons who were, at that date (i) the Chief Executive Officer and (ii) the five other most highly compensated executive officers receiving compensation of $100,000 or more from the Company during fiscal year 1997 (collectively, the "Named Officers").


                           SUMMARY COMPENSATION TABLE


                                       ANNUAL COMPENSATION
                                  ------------------------------
                                                                     LONG-TERM
                                                                    COMPENSATION
                                                                    AWARDS-STOCK      ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR      SALARY       BONUS     OPTIONS(SHARES)  COMPENSATION(1)
---------------------------       ----     --------     --------   ---------------  ---------------
Thomas F. Treinen                 1997     $221,667     $ 72,542           --        $  3,353
  President and                   1996      199,992       27,465           --           4,030
  Chief Executive Officer         1995      199,992       19,018           --           2,999

John M. Cuthbert                  1997      177,162       34,660      150,000(2)        2,656
  President, Automotive           1996      171,592       13,158        3,000(3)        3,056
  Products Division               1995      164,394        7,199           --           2,465

Robert S. Ritchie                 1997      138,263       58,642       30,000(2)        1,781
  Vice President,                 1996      133,634       13,365        3,000(3)        2,200
  Aerospace Division              1995      126,592       44,703           --           1,898


Samuel Levin                      1997      187,500      105,019       10,000(3)        9,918
  President, Scot                 1996      181,900       66,972        5,000(3)        7,894
  Incorporated                    1995      169,584       64,216           --           5,762

John T. Vinke                     1997      118,938       29,096       25,000(2)          716
  Vice President, Finance and     1996      112,912       12,149        3,000(3)        1,078
  Chief Financial Officer         1995      109,323        7,776           --             655


Jack B. Watson (4)                1997      118,277       50,000      212,000(2)           --
  Former Vice President,          1996           --           --           --              --
  Automotive Division             1995           --           --           --              --

--------

(1) Consists of matching contributions by the Company under its 401(k) plan, which was adopted in fiscal year 1994, or its non-qualified deferred compensation plan, which was adopted in fiscal year 1995, and certain life insurance premiums paid on behalf of Mr. Levin.

(2) Options granted by the Compensation Committee of the Board of Directors on December 30, 1996 and ratified by the stockholders at the Company's 1997 annual meeting. All grants were at the market price of the Common Stock ($17.00) on the date of grant.

(3) Granted pursuant to the Company's Amended and Restated 1991 Stock Incentive Plan at the market price of the Common Stock on the date of grant.

(4) Mr. Watson was not an employee of the Company in fiscal 1995 and 1996.


OPTION GRANTS IN LAST FISCAL YEAR

        Shown below is information concerning grants of options issued by the Company to Named Officers during fiscal year 1997:


                                                                                      POTENTIAL REALIZABLE VALUE
                          NUMBER OF       % OF TOTAL                                  AT ASSUMED ANNUAL RATES OF
                         SECURITIES        OPTIONS                                     STOCK OPTION APPRECIATION
                         UNDERLYING       GRANTED TO     EXERCISE                         FOR OPTION TERM (2)
                          OPTIONS        EMPLOYEES IN      PRICE      EXPIRATION      --------------------------
         NAME           GRANTED(#)(1)     FISCAL YEAR    ($/SHARE)       DATE              5%             10%
----------------------  -------------    ------------    ---------    ----------       --------        --------
John M. Cuthbert .....    100,000(3)          21.1%      $   17.00     12/30/06        $ 85,000        $170,000
John M. Cuthbert .....     50,000(4)          10.5           17.00     12/30/06        $ 42,500        $ 85,000
Robert S. Ritchie ....     30,000(4)           6.3           17.00     12/30/06        $ 25,500        $ 51,000
Samuel Levin .........     10,000(5)           2.1           17.00     12/30/06        $  8,500        $ 17,000
John T. Vinke ........     25,000(4)           5.3           17.00     12/30/06        $ 21,250        $ 42,500
Jack B. Watson .......    154,000(3)          32.4           17.00     12/30/06        $130,900        $261,800
Jack B. Watson .......     58,000(6)          12.2           17.00     12/30/06        $ 49,300        $ 98,600

--------

(1) All options were granted on December 30, 1996 with an exercise price equal to the closing sale price of the Common Stock as reported on the Nasdaq National Market on such date.

(2) The 5% and 10% assumed rates of appreciation are specified under the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future price of its Common Stock. The actual value, if any, which a Named Officer may realize upon the exercise of stock options will be based upon the difference between the market price of the Common Stock on the date of exercise and the exercise price.

(3) Performance Stock Options granted by the Compensation Committee and ratified by the stockholders at the Company's 1997 annual meeting. The Performance Stock Options granted to Messrs. Cuthbert and Watson vest in full on the fifth and eighth anniversaries of the date of grant, respectively; provided, however, that if during the period commencing on December 30, 1996 and ending on December 30, 1999, the closing sale price of the Common Stock on the Nasdaq National Market is at least $30.00 per share on 15 trading days within any 30 consecutive-trading-day period, then these options shall accelerate and vest in full.

(4) Key Employee Stock Options granted by the Compensation Committee and ratified by the stockholders at the Company's 1997 annual meeting. These options vest in equal installments over a five-year period, with the first 20% of the options vesting on December 30, 1997.

(5) Granted pursuant to the Amended and Restated 1991 Stock Incentive Plan and vesting ratably over five years, with the first 20% of such options vesting on December 30, 1997.

(6) Performance Stock Options granted by the Compensation Committee and ratified by the stockholders at the Company's 1997 annual meeting. These options vest in full on the eighth anniversary of the date of grant, subject to acceleration in the event the Company achieves certain earnings per share targets in either 1997 or 1998. As a result of the Company's earnings per share in 1997, these options accelerated and vested in full.

FISCAL YEAR-END OPTION VALUES

        The following table sets forth for the Named Officers information with respect to option exercises, unexercised options and year-end option values, in each case with respect to options to purchase shares of the Company's Common Stock.

                                                       NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
                             SHARES                    OPTIONS AT FY-END (#)       AT FY-END ($) (1)
                          ACQUIRED ON       VALUE          EXERCISABLE/              EXERCISABLE/
           NAME           EXERCISE (#)    REALIZED($)     UNEXERCISABLE              UNEXERCISABLE
----------------------    ------------    -----------  ---------------------     --------------------
Thomas F. Treinen ....         --              --                --                          --
John M. Cuthbert .....       25,600         483,875           --/152,400               $0/$1,407,900
Robert S. Ritchie ....         --              --          15,600/32,400           $253,850/$297,900
Samuel Levin .........         --              --           1,000/14,000             $8,500/$126,500
John T. Vinke ........         --              --          14,100/27,400           $237,975/$251,650
Jack B. Watson .......         --              --         58,400/155,600         $539,900/$1,438,100

-------------------

(1) Based upon the closing price on the Nasdaq National Market of the Common Stock on February 2, 1998 ($26.25 per share).


EMPLOYMENT AGREEMENTS

        Samuel Levin, the President and Chief Executive Officer of Scot, Incorporated ("Scot"), entered into an employment agreement with Scot and the Company, the term of which began on September 8, 1994 and ended on October 31, 1997. Mr. Levin's employment agreement was extended to December 31, 1999. Such amended employment agreement provides for an annual salary of $205,000 with annual adjustments for cost of living increases and also provides for participation by Mr. Levin in a bonus and qualified deferred compensation plan. The level of Mr. Levin's participation is calculated according to a formula based upon the net operating income of Scot. In the event Mr. Levin voluntarily terminates the employment agreement or the employment agreement is terminated due to a disability suffered by Mr. Levin, Mr. Levin is entitled to a severance payment equal to one year's salary. In the event Mr. Levin's employment agreement is terminated "For Cause" (as defined therein), Mr. Levin is not entitled to a severance payment. In the event Mr. Levin's employment agreement is terminated due to his death, neither Scot nor the Company is obligated to make a severance payment to Mr. Levin's estate. In the event Mr. Levin's employment agreement is terminated by Scot or the Company for any reason other than "For Cause" or upon Mr. Levin's death or disability, Mr. Levin is entitled to receive as severance an amount equal to his then base salary and his existing employee benefits for the remaining period of the employment agreement. Pursuant to the employment agreement, Mr. Levin has agreed to serve on the Company's Board of Directors, and the Company has agreed to recommend to its stockholders that Mr. Levin serve in such capacity.

        Jack B. Watson, former Vice President of the Company's Automotive Products Division and a Director of the Company, entered into an employment and consulting agreement with the Company dated as of January 1, 1997. The employment portion of the agreement was for a term of one year which commenced on January 1, 1997 and ended on December 31, 1997. The employment portion of the agreement provided for a salary of $150,000 for the one year term, and also entitled Mr. Watson to participate in the benefit plans provided by the Company to its other senior officers. Pursuant to the agreement Mr. Watson earned a bonus in the amount of $50,000 based on the Company's achievement of certain financial milestones. The Company has no obligations under the agreement to make severance payments to Mr. Watson of any kind. The consulting portion of the agreement is for a term of two years which commenced on January 1, 1998 and ends on December 31, 1999. For his services as a consultant to the Company, Mr. Watson will receive an annual fee of $50,000 subject to Mr. Watson providing a certain number of hours of service to the Company each month. In the event Mr. Watson's retention as a consultant to the Company is terminated for any reason, Mr. Watson shall receive accrued compensation through the date of termination. In addition, with respect to certain 1996 Performance Stock Options granted by the Compensation Committee to Mr. Watson on December 30, 1996, if the consulting portion of the agreement is terminated for any reason (other than Mr. Watson's death or disability), then Mr. Watson shall nevertheless be entitled to the benefits of the 1996 Performance Stock Option Agreements entered into between Mr. Watson and the Company with respect to the accelerated vesting provisions contained in each of those agreements (one for a period of three years, which is based on the Company's stock price, and the other for a period of two years, which is based on the Company achieving certain earnings per share target levels, which target levels were attained). In the event the consulting portion of the agreement is terminated upon Mr. Watson's death or disability, Mr. Watson shall be entitled to the benefits granted to him under the Performance Stock Option Agreements to the extent set forth in each such agreement.

        No other Named Officer (as defined above under "Executive Compensation and Related Matters") is a party to an employment agreement with the Company.

PERFORMANCE GRAPH

        The performance graph shown below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts. The graph shows the Company's total return to stockholders compared to the NASDAQ Market Value Index1 and a Peer Group Index2 over the period from November 1, 1992 to October 31, 1997 (the final day of the most recently completed fiscal year).

           COMPARISON OF CUMULATIVE TOTAL RETURN OF SPECIAL DEVICES,
             INCORPORATED, NASDAQ MARKET INDEX AND PEER GROUP INDEX

                                    [GRAPH]

--------------------------------------------------------------------------------------------------------------
                                      FY 1992      FY 1993      FY 1994      FY 1995      FY 1996      FY 1997
--------------------------------------------------------------------------------------------------------------
Special Devices, Incorporated         $100.00      $ 75.00      $198.61      $180.56      $138.89      $256.94
--------------------------------------------------------------------------------------------------------------
NASDAQ Market Index                   $100.00      $131.23      $139.52      $165.50      $194.35      $254.71
--------------------------------------------------------------------------------------------------------------
Peer Group Index                      $100.00      $155.68      $168.58      $162.64      $201.59      $251.41
--------------------------------------------------------------------------------------------------------------

----------

1 Includes all issues trading over the Nasdaq National Market and Over the Counter Markets during the period from November 1, 1992 through October 31, 1997, weighted annually by market capitalization (shares outstanding multiplied by stock price).

2   A Peer  Group  Index  compiled  and  published  by Media  General  Financial
    Services, Inc. comprised of all automotive and automotive parts and accessories companies that were publicly traded in the United States at October 31, 1997, weighted annually by market capitalization (shares outstanding multiplied by stock price). Copies of this index can be obtained by ordering MG Industry Group 03 from Media General Financial Services, Inc., P.O. Box 85333, Richmond, VA, 23293, telephone number (804) 649-6097, and paying their standard fee.

        The cumulative total return shown on the stock performance graph indicates historical results only and is not necessarily indicative of future results.

        Each line on the stock performance graph assumes that $100 was invested in the Company's Common Stock and the respective indices on November 1, 1992. The graph then tracks the value of these investments, assuming reinvestment of dividends, through October 31, 1997.

COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS ON EXECUTIVE COMPENSATION

        The report of the Compensation Committee given below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

        The Compensation Committee of the Board of Directors (the "Compensation Committee"), comprised of two non-employee directors, is responsible for establishing the base salary of the Company's President and for approving and monitoring the criteria used in establishing the base salaries and other compensation of the Company's other executive officers. Set forth below is a report, submitted by Messrs. Hoffman and Bendix in their capacity as the Board's Compensation Committee, addressing the Company's compensation policies for fiscal year 1997 as they affected Mr. Treinen and the other officers named in the Summary Compensation Table appearing elsewhere herein (collectively, the "Executive Officers").

     COMPENSATION POLICIES TOWARDS EXECUTIVE OFFICERS

        The Compensation Committee believes that the most effective executive compensation program is one that provides incentives to achieve both current and long-term strategic management goals of the Company, with the ultimate objective of enhancing stockholder value primarily through increasing earnings per share. In this regard, the Compensation Committee believes executive compensation should be comprised of cash as well as equity-based and other incentive programs. With respect to equity-based compensation, the Compensation Committee believes that an integral part of the Company's compensation program is the ownership and retention of the Company's Common Stock by its Executive Officers. By providing Executive Officers with a meaningful stake in the Company, the value of which is dependent on the Company's long-term success, a commonality of interests between the Company's Executive Officers and its stockholders is fostered.

     SALARIES AWARDED TO THE PRESIDENT AND OTHER EXECUTIVE OFFICERS

        The Board of Directors has delegated to the Compensation Committee the authority to establish compensation levels for the Company's Executive Officers. The Compensation Committee has established a policy of setting the salary of Mr. Treinen while reviewing the base salaries of the other Executive Officers as determined by Mr. Treinen.

        In evaluating the performance and setting of the compensation of Mr. Treinen and approving the compensation of the other Executive Officers in fiscal year 1997, the Compensation Committee considered management's continued success in improving earnings per share and in directing the Company's transition toward an increased emphasis on commercial products as compared to defense products, and in the Company's overall growth, improvements made in operations, efficiencies achieved in manufacturing and profitability. The Compensation Committee views increases in earnings per share as a very significant indicator of executive performance, and believes in utilizing variable measures of compensation (through bonuses and stock options) to properly incentivize and reward such performance. In addition, the Compensation Committee considered management's success in integrating the operations of Scot, its wholly owned subsidiary acquired in September 1994, into the operations of the Aerospace Division. In setting Mr. Treinen's salary, the Compensation Committee also took into account its subjective evaluation of his performance during fiscal year 1997. In granting Mr. Treinen's bonus for 1997, the Compensation Committee considered the Company's overall financial performance and the fact that Mr. Treinen has a significant equity interest in the Company. In determining the compensation of any potential future successors to Mr. Treinen, the Compensation Committee would have to consider additional equity and bonus components.

        Mr. Treinen determines salary ranges for each of the other Executive Officers based, in part, on his subjective understanding of competitive conditions. Small annual percentage increases in base salaries have been awarded to the Executive Officers within the range of percentage increases given to all of the Company's personnel. Increases to each Executive Officer have been determined by, among other things, a subjective evaluation of such Executive Officer's performance and the results of his operating division. In 1997 a significant number of options were granted to key employees to increase incentives to optimize stockholder values. Options to purchase 442,000 shares of Common Stock were granted to certain corporate officers, at an exercise price of $17.00 per share, the fair market value on the date of grant, during fiscal year 1997. Bonuses awarded to Mr. Ritchie and Mr. Cuthbert in 1995, 1996 and 1997, and the bonus awarded to Mr. Watson in 1997, were based, in part, on the operating performance of the Aerospace and Automotive Products Divisions, respectively, and in part on overall corporate performance. Bonuses awarded in those years to Executive Officers other than Mr. Ritchie, Mr. Cuthbert, and Mr. Watson were based in part on overall corporate operating performance, among other factors.

               THE COMPENSATION COMMITTEE

               J. Nelson Hoffman
               Donald A. Bendix

                              CERTAIN TRANSACTIONS

NEWHALL LEASE

        The Company leases its land and facilities located in Newhall, California from Placerita Land and Farming Company, the sole partners of which are Thomas F. Treinen, the Chairman, President and a Director of the Company, and Walter Neubauer, a stockholder of the Company. The lease is a triple net lease that requires the Company to pay all utilities, taxes and insurance. This lease expired on April 30, 1996, but the Company continues to lease this property from Placerita Land and Farming Company on a month-to-month basis. For fiscal year 1997, the Company's lease expense for this property was $461,540. Lease payments under the month-to-month lease are $43,700 per month, subject to annual increases based on the Consumer Price Index. The Company believes that the terms of the lease are no less favorable to the Company than those that could have been obtained from an unrelated third party.

PURCHASES FROM AFFILIATES

        The Company purchases various parts and components manufactured to the Company's specifications used in the Company's products from Ordnance Products, Inc. and Multi-Screw, Inc., companies controlled by Walter Neubauer, a significant stockholder of the Company. In most cases, these parts and components are similar to those that could be obtained from other suppliers without significant delay. For fiscal years 1995, 1996 and 1997, the Company's aggregate purchases of parts and components from these companies were $1,247,400, $2,361,500 and $3,460,100, respectively. The Company believes that parts and components purchased from these companies were purchased at prices that were no less favorable to the Company than those that could have been obtained from an unrelated third party.

        The Company also has a contract to purchase glass seals (the "Seal Contract") from Hermetic Seal Corporation ("HSC"), which was amended in 1994. Mr. Neubauer acquired 40% of the common stock of the ultimate parent company of HSC in November 1989. Mr. Neubauer divested his ownership in HSC in January 1997. Both the original and the new contracts were competitively bid by the Company. In both instances, HSC was the low bidder. The Seal Contract requires the Company to buy a substantial majority of its requirements of four header sub-assemblies from HSC at a decreasing fixed price per unit through December 1999. The Company's obligations under the contract are subject to HSC's prices, technology and quality remaining competitive. For fiscal years 1995, 1996 and 1997, the Company's purchases of header sub-assemblies from HSC aggregated $12,791,600, $12,768,500 and $11,464,400, respectively. The Company believes that the terms of the Seal Contract are no less favorable to the Company than could have been obtained from an unrelated third party.

                         INDEPENDENT PUBLIC ACCOUNTANTS

        KPMG Peat Marwick LLP has been selected as the Company's independent public accountants for fiscal year 1998. A representative of KPMG Peat Marwick will be present at the Annual Meeting and such representative will have an opportunity to make a statement if he or she so desires. Further, such representative will be available to respond to appropriate stockholder questions.

                              STOCKHOLDER PROPOSALS

        Any stockholder wishing to submit a proposal to be presented to all stockholders at the Company's 1998 Annual Meeting must submit such proposal to the Company so that it is received by the Company at its principal executive offices no later than October 29, 1998.

                                  ANNUAL REPORT

        The Company's Annual Report on Form 10-K for the year ended October 31, 1997 is being mailed to stockholders with this Proxy Statement. The Annual Report does not form part of the material for solicitation of proxies. If you do not receive the 1997 Annual Report on Form 10-K, which includes financial statements, please contact Investor Relations, 16830 W. Placerita Canyon Road, Newhall, California 91321, and a copy will be sent to you.

                                  MISCELLANEOUS

        The Board of Directors knows of no other matters that are likely to come before the meeting. If any other matter, of which the Board is not now aware, should properly come before the meeting, it is intended that the persons named in the accompanying form of proxy will vote such proxy in accordance with their best judgment on such matters.

                                       By the order of the Board of Directors,


                                       /s/ THOMAS F. TREINEN
                                       Thomas F. Treinen
                                       Chairman of the Board

Newhall, California
February 26, 1998

                                      ANNEX


PROXY

                          SPECIAL DEVICES, INCORPORATED
                        16830 WEST PLACERITA CANYON ROAD
                            NEWHALL, CALIFORNIA 91321

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SPECIAL DEVICES,
   INCORPORATED.

        The undersigned hereby appoints Thomas F. Treinen and John T. Vinke, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote as designated below, all the shares of Common Stock of Special Devices, Incorporated held of record by the undersigned on February 4, 1998, at the Annual Meeting of Stockholders to be held on March 25, 1998 and any postponements or adjournments thereof.

        1.  Election of Directors:

            [ ] FOR each nominee listed below (except as marked to the contrary below).

            [ ] WITHHOLD AUTHORITY to vote for both nominees listed below.

                INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

            J. NELSON HOFFMAN ROBERT S. RITCHIE JACK B. WATSON

        2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting and any and all postponements or adjournments thereof.


        PLEASE DATE, SIGN ON THE REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED; HOWEVER, IF NO INSTRUCTIONS ARE GIVEN, THE PROXIES WILL VOTE THE SHARES FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED IN ITEM 1 AND IN THEIR DISCRETION ON THE MATTERS DESCRIBED IN ITEM 2.

                             [Reverse Side of Proxy]

               THIS PROXY when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for each of the nominees listed above in Item 1 and in their discretion on the matters described in Item 2.

               Do you plan to attend the meeting?

               [ ]  YES           [ ]  NO

                                            Please sign exactly as your name
                                            appears on the stock certificate(s).
                                            When shares are held by joint
                                            tenants, both should sign. When
                                            signing as attorney, executor,
                                            administrator, trustee or guardian,
                                            please give your full title as such.
                                            If a corporation, please sign in
                                            full corporate name by the president
                                            or other authorized officer. If a
                                            partnership or limited liability
                                            company, please sign in the
                                            partnership's or limited liability
                                            company's name by an authorized
                                            person.


                                            DATED:                  , 1997


                                            ------------------------------------
                                                          Signature


                                            ------------------------------------
                                                  Signature if held jointly

                                       2